January 25, 2012

Micky K. Woo

38 Devonshire Drive

Oak Brook, IL 60523

Dear Name:

This Agreement confirms the terms of Your employment as Executive Chairman of the Board with The Management Network Group, Inc. (the “Company”), a TMNG Global company.

1.          Term. The term of this Agreement shall begin on the date above and will terminate upon termination of employment.

2.          Base Salary. You will be paid in bi-weekly installments based on an annual salary of $460,561.92.

3.          Duties. Your duties and functions as Executive Chairman of the Board of the Company will be defined by the Company in its sole and exclusive discretion, which duties You agree to perform, unless You believe such duties require You to do something unlawful or unethical, in which case You agree to bring the matter to the attention of the Company as soon as is reasonably practicable. The Company reserves the right to amend or modify Your duties in its sole and exclusive discretion at any time for any reason. In performing Your duties, You shall devote all working time, ability and attention to the business of the Company, You will act to the best of your ability to further the best interest of the Company, and, in accordance with the highest ethical standards, You shall seek to maximize the financial success of the Company’s business and to optimize the goodwill and reputation of the Company within its industry and with its customers, and You shall not – directly or indirectly – render any services to or for the benefit of any other business, whether for compensation or otherwise, without the prior written approval of the CEO or the Board of Directors of the Company. Your employment with the Company shall at all times be subject to the Company’s then applicable policies and practices.

4.          Benefits. In addition to the compensation in paragraph 2 of this Agreement, You shall be eligible for the following:

a.           Participation in Employee Plans. You shall be eligible to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to employees of the Company at the level of Senior Vice President.

b.           Paid Time Off. You shall be eligible for Paid Time Off in accordance with the Company’s leave policies then in effect and applicable to a Partner.

Micky K. Woo

January 25, 2012

5.          Reimbursement of Expenses. Subject to such rules and procedures as the Company from time to time specifies, the Company shall reimburse you on a bi-weekly basis for reasonable business expenses necessarily incurred in the performance of Your duties under this Agreement.

6.          Confidentiality/Trade Secrets. You acknowledge Your position with the Company is one of the highest trust and confidence, both by reason of Your position and by reason of Your access to and contact with the trade secrets and confidential and/or proprietary information of the Company. Both during the term of this Agreement and thereafter, You therefore covenant and agree as follows:

a.           You shall use Your best efforts and exercise utmost diligence to protect and to safeguard the trade secrets and confidential and/or proprietary information of the Company, including, but not limited to, the identity of its current and/or prospective customers, suppliers, and licensors; its arrangements with its customers, suppliers, and licensors; and its technical, financial, and marketing data, records, compilations of information, processes, programs, methods, techniques, recipes, and specifications relating to its customers, suppliers, licensors, products, and services;

b.           You shall not disclose any of the Company’s trade secrets or confidential and/or proprietary information, except as may be required in the course of Your employment with the Company or by law, in which case You agree to provide the Company with as much notice as is reasonably practicable in the event the Company wishes to intervene to protect its rights; and

c.           You shall not use, directly or indirectly, for Your own benefit or for the benefit of another, any of the Company’s trade secrets or confidential and/or proprietary information.

All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by You or otherwise coming into Your possession, shall be the exclusive property of the Company and shall be delivered to the Company and not reproduced and/or retained by You upon termination of Your employment for any reason whatsoever or at any other time upon request of the Company.

7.          Discoveries. In addition to Your services, the Company shall exclusively own forever and throughout the world all rights of any kind or nature now or hereafter known in and to all of the products of Your services performed under this Agreement in any capacity and any and all parts thereof, including but not limited to copyright, patent, and all other property or proprietary rights in or to any ideas, concepts, designs, drawings, plans, prototypes, or any other similar creative works and to the product of any or all of such services under this Agreement (“Inventions”). In addition, You hereby agree, during and after the Term, to assign to the Company in writing (and to take any and all other actions as the Company requests to carry out the intent of this paragraph 7) any and all rights, title, or interest in any such copyrights, patents, property or proprietary rights relating to the Inventions. You acknowledge and agree that, for copyright purposes, You are performing services as the Company’s employee-for-hire, which services include Inventions relating to the Company’s business or research and development (which may be defined in the Company sole and exclusive discretion and may change from time to time), as well as Inventions developed with the use of the Company’s trade secrets, confidential and/or proprietary information, facilities, or equipment. You acknowledge and agree that all memoranda, notes, records, and other documents made or compiled by You or made available to You during the Term concerning Your services performed under this Agreement shall be the Company’s property and shall be delivered by You to the Company upon termination of Your employment or at any other time at the Company’s request.

Micky K. Woo

January 25, 2012

8.          Non-Competition. You covenant and agree that, during the period of Your employment and for one year after the termination of Your employment, You shall not compete with the Company in any way, directly or indirectly, without the prior written consent of the Company, including but not limited to as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which You own less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any person and/or business that provides, sells, distributes, or markets any products or services that compete with the Company in the data communications, telecommunications, media, entertainment or high tech consulting business (the “Restricted Business Area”) within any geographic areas in which the Company conducts or has conducted business or provides or has provided products or services.

9.          Non-Solicitation. You covenant and agree that, during the period of Your employment and for one year following termination of Your employment for any reason by either You or the Company, You will not, either directly or indirectly, for Yourself or for any third party, except as otherwise agreed to in writing by the Company (a) employ or hire any person who is employed by the Company (whether as an employee or as an independent contractor) with any business or other entity that is engaged in the industry or any other segment of the industry in which, during Your employment with the Company, the Company is involved, may become involved in, or is considering becoming involved in; (b) solicit, induce, recruit, or cause (or attempt to solicit, induce, recruit, or cause) any other person who is employed by the Company (whether as an employee or as an independent contractor) to terminate their employment for the purpose of joining, associating, or becoming employed with any business or other entity that is engaged in the industry or any other segment of the industry in which, during Your employment with the Company, the Company is involved, may become involved in, or is considering becoming involved in; or (c) solicit, induce, recruit, or do business with (or attempt to solicit, induce, recruit, or do business with) any entity or individual that was/is a customer/client of the Company during the twelve month period prior to the termination of your employment and/or a prospective customer/client of the Company during the six-month period prior to the termination of your employment.

10.         Remedies for Breach of Covenants. Regarding paragraphs 6-9 of this Agreement:

a.           The Company and You specifically acknowledge and agree that the foregoing covenants in paragraphs 6-9 are reasonable in content and scope and are given by You knowingly, willingly, voluntarily, and for adequate and valid consideration. The Company and You further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority disagrees with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise modify the foregoing covenants of You in paragraphs 6-9 only so far as necessary to be enforceable as reasonable, notwithstanding and regardless of any law or authority to the contrary.

Micky K. Woo

January 25, 2012

b.           The covenants set forth in paragraphs 6-9 of this Agreement shall continue to be binding upon You notwithstanding the termination of Your employment with the Company for any reason. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between You and the Company. The existence of any claim or cause of action by You against the Company shall not constitute a defense to the enforcement by the Company of any or all such covenants. You expressly agree that the remedy at law for the breach of any such covenant is inadequate, that You shall not defend against any claim by the Company on the basis of an adequate remedy of law, that injunctive relief and specific performance shall be available to prevent the breach or any threatened breach thereof, that the party bringing the claim shall not be required to post bond in pursuit of such claim, and that the prevailing party shall on any such claim be entitled to recover attorneys’ fees, expert witness fees, and costs incurred in pursuit of such claim, notwithstanding and regardless of any law or authority to the contrary.

c.           Nothing herein contained is intended to waive or to diminish any right the Company or You may have at law or in equity at any time to protect and defend legitimate property interests, including business relationships with third parties, the foregoing provisions being intended to be in addition to and not in derogation or limitation of any other right the Company or You may have at law or in equity.

11.         Termination. If Your employment terminates 1) for any reason on or after September 30, 2012, 2) upon the sale of the Company or 3) by action of the Board of Directors, then the Company shall 1) pay Your Base Salary and accrued but unused vacation time through the date of such termination 2) reimburse You for expenses accrued and payable under Section 5 hereof 3) provide You with severance pay consisting of $350,000 payable in one lump sum and 4) pay the first twelve (12) months of premium for COBRA coverage you elect through Company, if any, or pay you the value of that COBRA premium if you do not elect coverage.

a.           Upon termination, You (i) agree to provide reasonable cooperation to the Company at the Company’s expense in winding up Your work for the Company and transferring that work to other individuals as designated by the Company, and (ii) agree reasonably to cooperate with the Company in litigation as requested by the Company.

b.           To be eligible for any payments under this Section 11, You must (i) execute and deliver to the Company a final and complete release in a form that is acceptable and approved by the Company, and (ii) in the Company’s good faith belief, be in full compliance with the provisions of paragraphs 6-9 hereof at the time of any such payment.

12.         Computer Equipment. The Company has provided you with the following computer equipment: Lenovo X1 laptop, Lenovo X200 laptop, Lenovo T500 laptop, Cisco ASA 5501 firewall, Linksys Wi-Fi router and HP LaserJet printer (together the “Computer Equipment”). Upon termination of employment, ownership of the Computer equipment will pass to you. In addition to the Computer Equipment, You have a GSM mobile phone with number +44-777-617-6186. Upon termination of employment, You may keep the phone, and all responsibility for any monthly payments will immediately pass to You.

Micky K. Woo

January 25, 2012

13.         Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

a.           If to the Company:

The Management Network Group, Inc.

7300 College Boulevard – Suite 302

Overland Park, KS 66210

b.           If to You:

Micky K. Woo

38 Devonshire Drive

Oak Brook, IL 60523

Either party may change its address for Notice by giving written notice to the other.

14.         General Provisions:

a.           Governing law and Consent to Jurisdiction. This Agreement and all disputes relating to Your employment with the Company shall be subject to, governed by, and construed in accordance with the laws of the State of Kansas, irrespective of any choice of law and/or of the fact that one or both of the parties now is or may become a resident of a different state. You hereby expressly submit and consent to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas, notwithstanding any applicable law to the contrary.

b.           Assignability. This Agreement, including but not limited to paragraphs 6-9, shall be binding upon and inure to the benefit of the Company, its respective successors, heirs, and assigns. Except as expressly set forth herein, this Agreement may not be assigned by You without the express written consent of the Company.

c.           Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

d.           Construction of Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions or warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto. This Agreement shall not be strictly construed against either party.

Micky K. Woo

January 25, 2012

e.           Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

f.            Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph or provision of this Agreement.

g.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

If the foregoing terms meet with our understanding, please sign this Agreement where indicated below.

Very truly yours,

THE MANAGEMENT NETWORK GROUP, INC.

	By:	/s/ Andrew D. Lipman
Andrew D. Lipman
Chairman, Compensation Committee,
Board of Directors

Confirmed as of the date first written above:

/s/ Micky K. Woo

Micky K. Woo